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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[X]           Soliciting Material Pursuant to §240.14a-12

Buffalo Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]           No fee required.
[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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2)	Aggregate number of securities to which transaction applies:

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5)	Total fee paid:

SEC 1913 (04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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[  ]   Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)      Form, Schedule or Registration Statement No.:

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4)      Date Filed:

2

Please be advised that your Buffalo Fund adjourned the July 22, 2008 shareholder meeting because there was not sufficient participation in a vote on important proposals that affect your Fund.  This Shareholder meeting will be reconvened on July 29, 2008 at 3:00 p.m. at 777E. Wisconsin Avenue, Milwaukee, WI 53202.  We strongly urge you to cast your vote before the next Shareholder Meeting. By voting now you will help the Fund save on the cost of additional mailings and calls to shareholders.

1-866-450-8467

Your vote is urgently	Buffalo Funds has made it very easy for you to vote. Choose one of the following methods:
needed!
Please vote now to be	●	Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)
sure your vote is
received in time for the	●	Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.
July 29, 2008
adjourned Special	●	Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.
Meeting of Shareholders.
	●	Mail in your signed proxy card in the envelope provided.

PLEASE VOTE TODAY.